UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2007


                     American Home Mortgage Investment Corp.
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             (Exact Name of Registrant as Specified in Its Charter)


            Maryland                  001-31916             20-0103914
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  (State or Other Jurisdiction       (Commission         (I.R.S. Employer
        of Incorporation)           File Number)        Identification No.)


538 Broadhollow Road, Melville, New York                       11747
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code:           (516) 396-7700
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          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 25, 2007, American Home Mortgage Investment Corp. (the "Company") and its subsidiaries, American Home Mortgage Corp. and American Home Mortgage Servicing, Inc. entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with AH Mortgage Acquisition Co., Inc. (the "Stalking Horse"), an entity newly formed by WL Ross & Company, LLC, for the sale of the Company's mortgage servicing assets and mortgage servicing platform for a purchase price to be determined by a formula based on mortgage servicing rights and advances outstanding at the time of closing on the transaction. Based on the mortgage servicing rights and advances balances as of September 17, 2007 and certain other assumptions, the Company estimates that the total purchase price would be approximately $500 million.

In connection with the execution of the Asset Purchase Agreement, the Stalking Horse delivered a cash deposit of $15 million that will be held in escrow pending consummation of the transaction or earlier termination upon the terms and conditions set forth in the Asset Purchase Agreement. The consummation of the transaction is subject to higher or better bids, approval by the U.S. Bankruptcy Court for the District of Delaware and other customary closing conditions. The U.S. Bankruptcy Court for the District of Delaware has approved the break-up fee and expense reimbursement set forth in the Asset Purchase Agreement. With bankruptcy court approval, the Company is now soliciting competing proposals for the sale of its mortgage servicing business. Bids for the purchase of the mortgage servicing business are due by October 2, 2007, and will be considered at an auction scheduled for October 5, 2007. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.05   Costs Associated with Exit or Disposal Activities.

See disclosure under Item 1.01 which is incorporated into this Item 2.05 by reference. The Company is not currently able to provide an estimate of the charges that will be incurred under generally accepted accounting principles in connection with the disposition of its mortgage servicing business.

Item 8.01   Other Events.

On September 26, 2007, the Company issued a press release announcing the execution of the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On August 9, 2007, the Company filed a Form 12b-25 indicating that the Company did not have an estimate of when it would be able to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The Company now anticipates that it will not be able to complete its financial statements and file the Quarterly Report on Form 10-Q, nor does the Company believe that it will be able to complete and file future quarterly or annual financial statements on Form 10-Q or Form 10-K, respectively.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

10.1 Asset Purchase Agreement by and among AH Mortgage Acquisition Co., Inc., the Company, American Home Mortgage Corp. and American Home Mortgage Servicing, Inc. dated September 25, 2007.

99.1  Press Release, dated September 26, 2007.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 28, 2007              AMERICAN HOME MORTGAGE
                                       INVESTMENT CORP.

                                       By: /s/ Michael Strauss
                                           -------------------------------------
                                          Name:  Michael Strauss
                                          Title: Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

    EXHIBIT NUMBER                            DESCRIPTION
    --------------                            -----------

         10.1 Asset Purchase Agreement by and among AH Mortgage Acquisition Co., Inc., the Company, American Home Mortgage Corp. and American Home Mortgage Servicing, Inc. dated September 25, 2007.

         99.1              Press Release, dated September 26, 2007.